AMENDMENT NO. 2
                                     TO
                             LICENSE AGREEMENT

     This Amendment No. 2 to that certain License Agreement (the "Agreement") dated as of August 1, 1995, (the "Agreement Date") by and between the National Association for Stock Car Auto Racing, Inc., a Florida Corporation ("Licensor") and Saint Andrews Golf Corporation, a Nevada corporation ("Licensee"), is entered into as of May 6, 1997. All references herein to capitalized terms not otherwise defined herein shall refer to the definitions of such terms in the Agreement.

BACKGROUND

     A. Pursuant to the Agreement, Licensee acquired certain licenses from Licensor to use certain trademarks and service marks in the development, design, operation, and promotion of indoor and outdoor go-cart racing facilities having a NASCAR racing theme, and Licensor granted Licensee such licenses, on the terms and conditions as set forth in the Agreement and subsequent Amendment No. 1 entered into by Licensor and Licensee as of August 1, 1995, (the "Amendment"); and

     B. Licensor and Licensee desire to amend the Agreement and the Amendment to provide for certain further terms and conditions but to otherwise maintain all other terms and conditions of the Agreement and the Amendment;

     NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand and paid and other good and valuable consideration, the receipt in sufficiency of which is hereby acknowledged, and the terms and conditions set forth herein, the parties hereby agree as follows:

TERMS AND CONDITIONS

     1. Section 1 of the Agreement is hereby amended to provide that (i) the scope of the license granted by Licensor to Licensee shall be exclusive to the Territory as amended herein, provided that Licensee meets the terms and conditions as set forth herein, and (ii) Licensor shall have the right to license third parties in connection with the operation and promotion of SpeedParks outside Las Vegas, Nevada.

     2. The definition of Territory is hereby amended to be only Las Vegas, Nevada, and Southern California under the terms and conditions specifically set forth herein.

     3. Sections 1, 15, 16, and 17 of the Agreement are hereby amended to provide that Licensee shall have the exclusive right to utilize the NASCAR Mark only in Las Vegas, Nevada, provided that Licensee opens said SpeedPark no later than March 1, 1998. If Licensee fails to have the Las Vegas SpeedPark opened and fully operational by said date, it will be considered an Event of Default under the Agreement and Licensor shall have the right to terminate the Agreement immediately upon notice to Licensee without any right to cure. If Licensee opens said Las Vegas SpeedPark no later than March 1, 1998, Licensee shall have the right to continue operating said SpeedPark pursuant to this Agreement and subsequent Amendments through December 31, 2003.

     4. Subject to the conditions herein, Licensee shall have the right to choose one site in Southern California ("Site") where Licensee intends to open a second SpeedPark pursuant to the Agreement. Upon Licensee notification, Licensee shall have the exclusive right to utilize the NASCAR Mark pursuant to the Agreement within a One Hundred (100) Mile radius of the Site provided that Licensee has the Las Vegas SpeedPark opened and fully operational by March 1, 1998. If the SpeedPark at the California Site is not opened and fully operational by March 1, 1999, Licensee's license shall be revoked with respect to the California Site and its corresponding One Hundred (100) Mile radius and Licensor shall have the right to license a third party to utilize the NASCAR Mark in connection with a SpeedPark in the Southern California market. If Licensee has the SpeedPark at the Southern California Site opened and fully operational by March l, 1999, Licensee shall have the right to continue operating said SpeedPark pursuant to this Agreement and subsequent Amendments through December 31, 2003.

     5. Commencing on July 1, 2002, through August 30, 2002, Licensor and Licensee agree to enter into good faith negotiations regarding the renewal of this Agreement.

     6. Licensor owns the "NASCAR SpeedPark" trademark and design as seen in Exhibit 1 and any variations thereof. Licensor shall have the right to license the said NASCAR SpeedPark trademark and design to third parties at NASCAR's discretion. Licensee shall have the right to continue using the NASCAR SpeedPark trademark and design and any variations thereof in any of the SpeedParks Licensee operates pursuant to this license during the term of this Agreement.

     7. Licensee agrees to allow Jeff Gordon to participate in SpeedPark facilities developed by third parties outside Las Vegas, Nevada, and the Site in Southern California if such an opportunity is available.

     8. Section l 6(c)(vi) of the Agreement shall be canceled in its entirety to accommodate the terms and conditions as provided herein.

     9. Licensor agrees to continue supporting Licensee's development, sponsorship, and marketing programs pursuant to the Agreement.

     10. Licensor and Licensee hereby agree to negotiate in good faith to establish minimum performance guidelines. If Licensor and Licensee cannot mutually agree on such performance guidelines after a reasonable period of negotiations, Licensor will have the right to establish performance guidelines in its sole discretion. Licensor hereby reserves its right to exit the Agreement effective August 1, 1998 (the "Exit Date"), if Licensee does not meet such performance guidelines provided that Licensor gives at least sixty
(60) days written notice.

     11. All other terms of the Agreement not amended herein shall remain in full force and effect. To the extent that the terms and conditions herein are not inconsistent with the prior Agreement and Amendment, such terms shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Agreement effective as of May 6, 1997.

LICENSOR:                             LICENSEE:

NATIONAL ASSOCIATION FOR              SAINT ANDREWS GOLF CORPORATION
STOCK CAR AUTO RACING. INC.

By: /s/ George Pyre                   /s/ Ron Boreta
Print Name:  George Pyre              Print Name:  Ron Boreta
Date:  5/12/97                        Date:  5/7/97